VAMPT BEVERAGE USA CORP.

March 1, 2012

JAIME GUISTO

2212 Queen Anne Ave N.

Seattle WA, 98109

(206) 265-1758

Dear JAIME:

Re: Our Agreement

At Vampt, when we make a promise, we hold to it. Unfortunately, the courts don’t hold handshakes in as high regard as we do, and as such, we feel it is in the best interests of our stakeholders to document our agreement. To that end, we have prepared a Consulting Services Agreement for your review and agreement, attached.

We appreciate your flexibility regarding payment timing and will record carry over payments in our AP records for later reconciliation.

Please confirm your agreement by signing and returning a copy to me prior to beginning the project and as soon as possible. We look forward to the opportunity to work together.

Warmest Regards,

/s/ Ian Toews

Ian Toews
CEO
Vampt Beverage USA Corp.

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

CORPORATE CONSULTING

SERVICES AGREEMENT

THIS CORPORATE CONSULTING SERVICES AGREEMENT is made and dated for reference effective (the “Effective Date”) as of the first day of March, 2012.

BETWEEN:

JAIME GUISTO, having an address for delivery and service located at 2212 Queen Anne Ave N. Seattle WA, 98109 phone (206) 265-1758 (the “Consultant”);

OF THE FIRST PART

AND:

VAMPT BEVERAGE USA CORP. a company established under the laws of Nevada, and having its address for notices hereunder at c/o 1820 – 925 West Georgia Street, Vancouver, BC, V6C 3L2 (the “Company”);

OF THE SECOND PART

(the Consultant and the Company being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.                The Company is in the business of developing new and innovative Ready to Drink beverages, in the category of consumer products which will be manufactured and distributed initially in North America and subsequently Internationally. (generally called the “Objectives”);

B.                The Company wishes to retain the Consultant under this agreement (the “Agreement”) to act as the Company’s consultant to assist the Company to achieve the Objectives;

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT THE PARTIES HERETO AGREE AS FOLLOWS:

Article I

SERVICES AND RESPONSIBILITIES OF THE CONSULTANT

1.1                Consultant Services. The Consultant will provide such services specified herein on a proactive basis or as the Company may request, from time to time, in order to assist the Company to attempt to achieve the Objectives. Together with such instructions and variations as the Company may give, the Consultant will provide the following specific services and functions to the Company in pursuit of the Objectives:

General Services. During the Term (as hereinafter defined) of this Agreement the Consultant will provide the Company with such general corporate, administrative, technical and management services as is considered necessary or advisable by the Consultant for the due and proper management of the Company to achieve the goals and needs of the Company as determined by the policies and proceedings of management and the Board of Directors and as is considered advisable and within the normal duties of the Consultant (collectively, the “Services”).

Specific Services. Without limiting the generality of the Services to be provided as set forth in hereinabove, it is hereby acknowledged and agreed that the Consultant will provide the following specific services:

(a)	supervision of the hiring of competent personnel as are required for the efficient marketing and operation of the Company’s business;

(b)	the management and supervision of the performance of personnel and of the operation of various business enterprises of the Company;

(c)	the identification of business opportunities for the Company, the conduct of due diligence, and assistance in the negotiation and conclusion of contracts for such opportunities;

(d)	assistance in the coordination and administration of all development programs of the Company;

(e)	assistance with capital funding projects, and resources which are necessarily incidental thereto;

(f)	assistance in the coordination of the preparation and dissemination of business plans and reports for the Company; and

(g)	such other activities as are necessary or incidental to the above from time to time.

(such above-referenced services being, collectively, the “Consulting Services”).

1.2                First Right of Refusal. The Consultant agrees that it will give the Company first right to acquire any technology, product or marketing rights (“Rights”) which fall within the domain of the Objectives and which come into the possession, ownership or control of the Consultant. Should the Consultant determine to license, sell or otherwise assign any part of such Rights it shall give the Company detailed notice of the nature and description of the Rights and its intended price and terms. The Company shall have a period of 30 days to investigate the Right and the disposition terms (for which the Consultant shall grant full access to all records and data subject to the Company executing reasonable confidentiality agreements) and shall have a period of 30 days after such investigative period to determine whether it will acquire the offered Right. In the event the Company declines then the Consultant may sell at such offered terms but this first right shall occur again to the benefit of the Company if the terms shall be reduced or if the disposition does not occur within 180 days of the Company’s notice it declines or the expiration of the above 30 day decision period.

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

Article II

INFORMATION TO BE PROVIDED BY THE COMPANY

2.1                Information to be made available. The Company agrees to make available to the Consultant all relevant Company information, Company personnel or other consultants, and other reasonable resources which are reasonably necessary and sufficient to allow the Consultant to perform the Consulting Services. The Consultant may provide Company information to professionals and other necessary qualified persons, but that such dissemination shall be effected with proper prudence and subject to such reasonable conditions and restrictions as the Company deems necessary or appropriate and subject to confidentiality restrictions. The Consultant will use such information only for the purposes set out herein and for no competitive or other purpose whatsoever.

2.2                Accuracy of the information. The Company agrees that it will bear sole responsibility for the accuracy and completeness of Company information provided to the Consultant. The Company agrees to advise the Consultant promptly of any material change in any information provided to the Consultant.

Article III

COMPLIANCE

3.1                Consultant Compliance Issues. The Consultant shall comply with all laws, whether federal, provincial or state, applicable to the Consulting Services provided by it and, when requested by the Company, will advise the Company of any particular compliance issues affecting any Consulting Services for which the Consultant’s services have been engaged. The Consultant may, at its option, retain persons experienced in these matters to work with the Consultant and, subject to the Company’s consent first given, the fees and disbursements of such persons will be paid for by the Company.

3.2                Security Issues. The Consultant shall comply with all policies of the Company, industry practice, and law and regulation to ensure that it affords security to information and assets of the Company and that the Consultant, or any persons with whom the Consultant works or with whom the Consultant deals, do not employ information of the Company in any manner contrary to law, good practice, good faith, confidentiality or fiduciary obligations.

3.3                Share Ownership and Trading. In the event that the Consultant, or any affiliate person, owns Company or affiliates’ shares then the Consultant shall employ reasonable prudence and good market practice as to trading and shall effect such in compliance with law. The Consultant, subject to restrictions in law or policy, may allocate any shares or share rights for tax planning or other personal reasons including to family trusts. The Consultant shall not trade more than five (5%) of the daily volume of the Company’s market on any given day.

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

3.4                Consultant’s Business Conduct. The Consultant warrants that he shall conduct his Consulting Services and other related activities in a manner which is lawful and reputable and which brings good repute to the Company, the Consultant and the business interests. In this regard the Consultant warrants to provide all Consulting Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company.

3.5                No Conflict. During this Agreement the Consultant will not engage in any business which reasonably may detract from, compete with or conflict with the Consultant’s duties and obligations to the Company as set forth in this Agreement, without disclosure to the Board of Directors of the Company, and will not do so if the Board of Directors objects.

Article IV

TERM

4.1                Term. The Term of this Agreement (the “Term”) is for a period of approximately SIX (6) MONTHS commencing on the Effective Date and terminating October 1, 2012 and includes any renewal periods. Either Party may elect to terminate this Agreement at any time without cause upon 30 days notice.

4.2                Renewal. This Agreement shall renew automatically for subsequent six month periods if not specifically terminated in accordance with the below provisions. Renewal shall be on the same terms and conditions contained herein, unless modified and agreed to in writing by the Parties, and this Agreement shall remain in full force and effect (with any collateral written amendments) without the necessity to execute a new document. A Party hereto determining not to renew agrees to notify the other Parties hereto in writing at least 30 calendar days prior to the end of the Term of its intent not to renew this Agreement.

Article V

COMPENSATION OF THE CONSULTANT

5.1                Consultant Time Commitment and Compensation. The Consultant and the Company shall consult on a periodic basis as to specific tasks (such as product research and development) which the Company wishes to have conducted by the Consultant on the Company’s behalf. Upon definition of scope of the task the Consultant shall provide the Company with an estimate of the time required for the agreed task to be accepted by the Company. The Consultant shall be paid a per month rate of $8,000 usd plus all approved costs. The Consultant will also be eligible for performance compensation plan of 2.5% of working capital raised each month and on shipments (as listed in Addendum A), of 2.5% of the gross dollars of all invoiced product each month. The Consultant shall employ best efforts to reserve for the Company not less than 40 hours per week for Company related work. The Consultant shall maintain detailed notes and time dockets and shall provide the Company with the same for the Company’s employment for grant and other purposes.

5.2                Reimbursement of Expenses. During the Term the Company shall reimburse the Consultant for a maximum of $3,000 for all invoiced and substantiated expenses properly incurred for the Consulting Services within 30 days of invoice.

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

5.3                Stock Compensation. The Consultant shall receive during the first six months of the Term an equivalent of $4,000 each month of common shares of the Company. The shares shall be earned by the Consultant quarterly in arrears and issued in accordance to the requirements of the stock exchange and securities regulators. In the event that this Agreement is terminated without cause by the Company then the next quarter shall be paid and thereafter there shall be no further liability for shares. In the event the Consultant terminates without cause or is terminated for cause then no shares shall be issued except any unissued for previous quarters and any shares which would otherwise have accrued in that quarter shall not be earned.

Article VI

CONFIDENTIALITY AND INFORMATION OWNERSHIP

6.1                Reporting. So often as may be required by the Company management, the Consultant will provide to the Company such information concerning the results of the Consultant’s Services and activities hereunder as the Company may reasonably require. The Consultant shall maintain detailed notes and files and provide the Company with copies of the same.

6.2                Opinions, Reports and Advice of the Consultant. The Consultant agrees that all research and the results thereof, written and oral opinions, reports, advice and materials provided by the Consultant to the Company in connection with the Consultant’s Services are solely for the Company’s benefit and for the Company’s use only, and that any such are the exclusive property of the Company. In this regard the Consultant agrees that the Company may utilize any such research, results, opinion, report, advice and materials for any purpose whatsoever. The Consultant agrees that all resources, opportunities, or other matters of value developed or pursued pursuant to this Agreement are the property of the Company and shall accrue to the Company solely. At the Company’s request the Consultant will execute any assignments, declarations or other confirmations or filings as the Company may desire to confirm its ownership, including but not limited to, patent, trade-mark, copyright assignments (for $1 consideration) and further confidentiality and non-use and non-compete assurances.

6.3                Right of Ownership to the Business and Related Property. The Consultant hereby acknowledges and agrees that any and all property, opportunities, data, technology and any other assets or business interests of the Company and developed by the Consultant’s Services, together with any improvements derived there from, and any patents, copyright, trade marks or trade names used in connection with the same (collectively, the “Property”), are wholly owned and controlled by the Company. In this regard the Consultant hereby agrees not to, during or after the Term, contest the title to any of the Company’s Property interests, in any way dispute or impugn the validity of the Company’s Property interests or take any action to the detriment of the Company’s Property interests. The Consultant hereby further covenants and agrees to immediately notify the Company of any infringement of or challenge to the any of the Company’s Property interests as soon as the Consultant becomes aware of the infringement or challenge.

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

6.4                Confidentiality and Competition. The Consultant will not, except as authorized or required by the Consultant’s duties hereunder, reveal or divulge to any person or companies any Confidential Information (as defined below) concerning the Company or its business, or of any of its subsidiaries, which may come to the Consultant’s knowledge during the continuance of this Agreement, and the Consultant will keep in complete secrecy all Confidential Information entrusted to the Consultant and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company’s business. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain through no act or fault of the Consultant. During this Agreement and for a period of two years following the effective date of Termination the Consultant shall not enter into any activity which would cause restriction or competition to the business of the Company and, without restricting the generality, shall not enter into the service of any competitor, shall not accept any position or effect any investment with a party which competes with the Company or which intends to compete with the Company, nor take any steps which would negatively affect the Company including such acts as inducing shareholders, financiers, bankers, brokers, suppliers, customers or members of the Company to leave the Company. The Consultant will also refrain from effecting negative acts in respect to the Company both during this Agreement or thereafter including refraining from such acts as spreading false or malicious rumours, comment, or innuendo, initiating communications which bring the reputation of the Company in disfavour or under suspicion, or otherwise effecting negative acts or campaigns towards the Company.

6.5                Definition of Confidential Information.         "Confidential Information" shall mean all Company information which the Company considers confidential, proprietary, or useful in its business and not generally known in the public and includes all technical information such as data, know-how, research, designs, drawings, plans, specifications, models, quality controls, trade secrets, software, feedstock, additives, processes, equipment, electronic controllers, patents, devices, methods relevant to the Company's business, organizational charts, business plans, policies, corporate structure, financial information and resources, transactions, contracts and Company customers such as their names, requirements and necessities, and any collateral information which may be in the nature of a latent interest or expectation or corporate opportunity such as property opportunities, inventions, discoveries or improvements conceived, developed or made by employees, in whole or in part, or other persons associated with the Company and all and every other information which would reasonably be considered confidential in the industry or by employment of reasonable judgement and the burden shall be on the Consultant to show that information alleged by the Company to be confidential is not.

6.6                        Breach of Confidentiality The Consultant acknowledges that the Property and Confidential Information is crucial to the business of the Company and that in the event of unauthorized disclosure or use of the same, which the Consultant acknowledges would be an act of bad faith as well as a breach of undertaking, the damage to the Company will be irreparable or the Company will not be adequately compensated by monetary award. Accordingly, the Consultant agrees that in the event of any such breach, the Company shall be entitled as a matter of right, without notice and prior to service of an originating action in the jurisdiction selected by the Company and on an ex parte basis, to apply to Court for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof. The Consultant also agrees and acknowledges that it will also be liable to the Company, as liquidated damages, for an amount equal to the amount received and earned by the Consultant as a result of and with respect to any breach hereof, in addition to any other losses the Company may suffer, including loss of economic opportunity.

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

Article VII

INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1                Indemnification. Each Party agrees to indemnify and save the other, its affiliates and their respective directors, officers, consultants and agents (each an “Indemnified Party”) harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of breach of this Agreement or of law by the defaulting Party. Specifically, but not to derogate from the forgoing but for certainty for the comfort of the Consultant, the Company agrees to indemnify the Consultant for any actions, losses, proceedings, or other harm suffered, including legal costs as incurred, in the service of the Company except only where such harm was suffered by the Consultant primarily as a consequence of its own grossly negligent or unlawful conduct.

7.2                Claim of Indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.3                Notice of Claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought, the Indemnified Party will give prompt written notice of any such action of which the Indemnified Party has knowledge and the indemnifying Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

7.4                Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto, such consent not to be unreasonable withheld.

7.5                Legal Proceedings. Notwithstanding that the indemnifying Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	such counsel has been authorized by the indemnifying Party;

(b)	the indemnifying Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)	the indemnifying Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between the Parties; or

(d)	there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the indemnifying Party.

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

Article VIII

FORCE MAJEURE

8.1                Events. If either Party hereto is at any time during this Agreement prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its obligations hereunder shall be extended by a period of time equal in length to the period of each prevention or delay.

8.2                Notice. A Party shall within seven calendar days give notice to the other Party of each event of force majeure under section 8.1 hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article IX

DEFAULT

9.1                Default. The Parties hereto agree that if a Party is in default with respect to any of the provisions of this Agreement (hereinafter referred to as the “Defaulting Party”), the non-defaulting Party (hereinafter referred to as the “Non-Defaulting Party”) shall give notice to the Defaulting Party designating such default, and within fifteen (15) business days after its receipt of such notice, the Defaulting Party shall either:

(a)	cure such default, or diligently commence proceedings to cure such default and prosecute the same to completion without undue delay, with notice to the Non-Defaulting Party of the procedures it has instigated to cure; or

(b)	give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to the appropriate tribunal.

If default is not addressed appropriately in the form required by (a) above, or cured within 15 days of a tribunal’s finding of default, then the Non-Defaulting Party may terminate this Agreement at any time, without prejudice to any claims it may have for an accounting or damages.

Article X

NOTICE

10.1                Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered to the other Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof. Transmission by facsimile, with electronic confirmation, shall be considered delivery.

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

10.2                Change of Address. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article XI

GENERAL PROVISIONS

11.1                Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto in respect to this subject matter and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

11.2                Enurement and Assignment. This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and permitted assigns. This Agreement may not be assigned as to any part by any Party without the permission in writing of the other Party, such permission not to be unreasonably withheld.

11.3                Time of the Essence. Time will be of the essence of this Agreement.

11.4                Applicable Law. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws of such Province.

11.5                Warranty of Good Faith. The Parties hereto warrant each to the other to conduct their duties and obligations hereof in good faith and with due diligence and to employ all reasonable endevours to fully comply with and conduct the terms and conditions of this Agreement.

11.6                Invalid Provisions. If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

11.7                Currency. Unless otherwise stated, all references in this Agreement to currency shall be United States currency.

11.8                Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any Court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

11.9                Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and by facsimile or e-signature, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth on the front page of this Agreement.

11.10                No Partnership, Employment or Agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever, except as specifically provided. This Agreement is not an employment agreement and the Parties agree that no rights of employment arise hereunder. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of the other Party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

11.11                Property of The Company. The consultant herewith agrees that regardless of the condition of its relationship with the company, at no time during or after the termination of this agreement, shall the consultant have any right(s) to property, of whatsoever nature, of the company. All matters relating to the company and its business or developed with or for the company shall be deemed absolutely the property of the company and the consultant shall have no rights thereto. The consultant’s only right shall be to receive payment of consulting fees. Without restricting the generality, all creative works, formulations, website designs, social media accounts or any item in the public or private domain shall be the sole property of the company. Further, the consultant will not withhold passwords, login ID’s or prevent access to Facebook, you tube, twitter and the like accounts which remain the sole property of the company. Nor shall the consultant cause to or release the company’s information to third parties. The company retains all of its rights and will hold the right to impose indemnity costs daily and to seek judicial remedy. Such daily indemnity costs will not exceed the daily billing rate of the consultant. The consultant understands and agrees that the indemnity costs are merely immediate indemnity to cover initial costs and damages of dealing with the consultant’s breach and do not restrict any claims for costs and damages. Should the consultant fail to provide all documentation, passwords or login ID’s and to deliver or destroy all information of the company in its possession, upon written request from the company and within 5 business days of said request, indemnity costs will commence forthwith and without further notice.

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

IN WITNESS WHEREOF the Parties hereto have hereunto set their hands and seals in the presence of their duly authorized signatories effective as at the date first above written.

VAMPT BEVERAGE USA CORP	)
By its authorized signatory:	)
)
)
/s/ Ian Toews	)
Authorized Signatory	)

SIGNED, SEALED and DELIVERED by	)
JAIME GUISTO	)
)
)
)
/s/ Jaime Guisto	)
JAIME GUISTO - Signature	)

/s/ Rick Ikebuchi
Rick Ikebuchi

www.VAMPT.com

VAMPT BEVERAGE USA CORP.

“ADDENDUM A”

The Consultant will also be eligible for performance compensation plan on shipments for the assigned markets as listed below:

All US regions but not including the following:

Greg Buxton region

➢	ME
➢	NH
➢	VT
➢	MA
➢	CT
➢	RI
➢	NY
➢	NJ
➢	DE
➢	PA
➢	MD
➢	OH
➢	WV
➢	VA
➢	WA D.C.

Oscar Jaime Region

➢	NC
➢	SC
➢	GA
➢	AL
➢	TN
➢	FL
➢	LA
➢	AR
➢	OK
➢	TX

Matt Yurkie region

➢	MI
➢	OH
➢	KY
➢	IN
➢	IL
➢	IA
➢	MN
➢	MO

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